Exhibit 99.1

November 1, 2017	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and Federal Affairs
856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER REPORTS THIRD QUARTER 2017 RESULTS

•	Third quarter 2017 diluted earnings per share (GAAP) was $1.13 compared to $0.83 in the third quarter of 2016

•	Third quarter 2017 adjusted diluted earnings per share was $1.08 compared to third quarter 2016's $1.05 (non-GAAP measures).

•	The Regulated Businesses continued to deliver solid results and the Market-based Businesses experienced growth mainly in Homeowner Services

•	Company narrows 2017 earnings guidance range

VOORHEES, N.J., Nov 1, 2017 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter and nine months ended Sept 30, 2017.
"American Water and our employees delivered solid third quarter earnings that reflect our commitment to provide excellent service to our customers," said Susan Story, President and CEO of American Water. "Year to date, we have made more than $1 billion in infrastructure investments and welcomed 26,400 new customers through closed acquisitions and organic growth. We also look forward to welcoming an additional 45,000 customers through pending acquisitions.
"We are especially proud this quarter of completing our largest debt financing since American Water's IPO, largely for the benefit of our regulated customers, as well as winning a new military services contract with Wright-Patterson Air Force Base in Ohio. We are honored to be the chosen partner to work with these honorable servicemen and women and their families.
"The successful execution of our strategies has driven our financial performance for the quarter and year to date. As a result, we have narrowed our GAAP earnings guidance to $3.05 - $3.11 per share and adjusted (non-GAAP) earnings guidance to $3.00 - $3.06 per share." added Story.

PRESS RELEASE	1	www.amwater.com

Consolidated Results
The company's three and nine months ended results are included in the table below.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Diluted earnings per share (GAAP):
Net income attributable to common stockholders	$1.13	$0.83	$2.39	$2.05
Non-GAAP adjustments:
Impact of Freedom Industries settlement activities	(0.12)	0.36	(0.12)	0.36
Income tax impact	0.05	(0.14)	0.05	(0.14)
Net non-GAAP adjustment	(0.07)	0.22	(0.07)	0.22

Early debt extinguishment at the parent company	0.03	—	0.03	—
Income tax impact	(0.01)	—	(0.01)	—
Net non-GAAP adjustment	0.02	—	0.02	—

Total net non-GAAP adjustments	(0.05)	0.22	(0.05)	0.22

Adjusted diluted earnings per share (non-GAAP)	$1.08	$1.05	$2.34	$2.27
In the third quarter of 2017, GAAP income increased $0.30 per diluted share compared to the prior year. 2017 GAAP earnings included a $0.07 per diluted share benefit from an insurance settlement related to the Freedom Industries chemical spill and a $0.02 per diluted share charge from early debt extinguishment at the parent company. Included in the 2016 GAAP earnings was a $0.22 per diluted share charge from the binding global agreement in principle to settle claims associated with the Freedom Industries chemical spill.
Excluding these adjustments, adjusted earnings were $1.08 per diluted share (a non-GAAP measure) for the third quarter 2017, an increase of $0.03 per diluted share, or 2.9 percent, over the same period in 2016. This increase was primarily associated with continued growth in the Regulated Businesses driven mainly by infrastructure investment, acquisitions and organic growth, combined with growth in the Market-based Businesses mainly from the Homeowner Services Group. These increases were partially offset by warmer weather in the third quarter of 2016 and a discrete tax adjustment recorded at the parent company associated with an increase in Illinois’ state income tax rate impacting state tax apportionment.
For the nine months ended Sept 30, 2017, GAAP income increased $0.34 per diluted share compared to the prior year. 2017 GAAP earnings included a $0.07 per diluted share benefit from an insurance settlement related to the Freedom Industries chemical spill and a $0.02 per diluted share charge from early debt extinguishment at the parent company. Included in the 2016 GAAP earnings was a $0.22 per diluted share charge from the binding global agreement in principle to settle claims associated with the Freedom Industries chemical spill.
Excluding these adjustments, adjusted earnings were $2.34 per diluted share for the nine months ended Sept 30, 2017, an increase of $0.07 per diluted share, or 3.1 percent, over the same period in 2016. This increase was primarily associated with continued growth in the Regulated Businesses driven mainly by infrastructure investment, acquisitions and organic growth, combined with growth in the Market-based Businesses mainly from the Homeowner Services Group. These increases were partially offset by warmer weather in 2016 and two discrete tax adjustments recorded at the parent company associated with legislative changes in New York and Illinois impacting state tax apportionment.
For the first nine months of 2017, the company made capital investments of approximately $1.0 billion, including $963 million dedicated primarily to improving infrastructure in the Regulated Businesses, and $43 million for regulated acquisitions. American Water plans to invest approximately $1.65 billion across its footprint in 2017, with the majority of these investments dedicated to providing safe, clean and reliable service to its customers.

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Regulated Businesses
In the third quarter of 2017, GAAP net income in the Regulated Businesses was $212 million, compared to $152 million for the same period in 2016. Included in the 2017 GAAP net income was the after-tax benefit of $13 million from the insurance settlement related to the Freedom Industries chemical spill. Included in the 2016 GAAP net income was the after-tax charge of $39 million from the binding global agreement in principle to settle claims associated with the Freedom Industries chemical spill.

Excluding these adjustments, adjusted net income increased $8 million from the third quarter of 2017 to the same period in 2016. Regulated revenue increased $16 million driven by a $32 million increase from additional authorized revenue and surcharges to support infrastructure investments, acquisitions, and organic growth; partially offset by a $19 million decrease in lower demand of which $7 million is related to warmer weather during the third quarter of 2016. This increase was partially offset by higher net depreciation, interest, and general taxes of $8 million associated with infrastructure investment growth. Also, O&M expense remained relatively flat due to the continued focus on cost management.
For the nine months ended Sept 30, 2017, GAAP net income in the Regulated Businesses was $446 million, compared to $374 million for the same period in 2016. Included in the 2017 GAAP net income was the after-tax benefit of $13 million from the insurance settlement related to the Freedom Industries chemical spill. Included in the 2016 GAAP net income was the after-tax charge of $39 million from the binding global agreement in principle to settle claims associated with the Freedom Industries chemical spill.
Excluding these adjustments, adjusted net income increased $20 million from the first nine months of 2017 to the same period in 2016. Regulated revenue increased $71 million driven by a $104 million increase from additional authorized revenue and surcharges to support infrastructure investments, wastewater services, acquisitions, and organic growth; partially offset by a $36 million decrease in lower demand of which $12 million is related to warmer weather during the third quarter of 2016. This increase was partially offset by higher net depreciation and interest of $38 million associated with infrastructure investment growth. Also, O&M expense remained relatively flat due to the continued focus on cost management.
For the nine months ended Sept 30, 2017, the company received additional annualized revenues of approximately $43 million from general rate cases and step increases and approximately $23 million in additional annualized revenues from infrastructure surcharges. The company is awaiting final orders for general rate cases in three states, filed for infrastructure surcharges in three, and two proposed settlements for a total annualized revenue request of approximately $321 million. This includes the Pennsylvania rate case proposed settlement of $62 million, subject to approvals. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.
For the 12-month period ended Sept 30, 2017, the adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) improved to 34.2 percent, compared to 34.9 percent for the 12-month period ended Sept 30, 2016. By reducing O&M expense as a proportion of revenue, American Water is able to make investments in needed capital improvements without significantly impacting customer bills.
Market-based Businesses
In the third quarter of 2017, net income in the Market-based Businesses was $14 million, compared to $7 million for the same period in 2016. The increase was primarily driven by growth in the Homeowner Services Group through customer growth and price increases for certain customers.
For the nine months ended Sept 30, 2017, net income in the Market-based Businesses was $29 million, compared to $26 million for the same period in 2016. The increase was driven by growth in the Homeowner Services Group through customer growth and price increases for certain customers partially offset by lower capital projects in the Military Services Group from lower military budgets and completion of a project at Fort Polk mid-year 2016.
Dividends
On Oct 31, 2017, American Water’s board of directors declared a quarterly cash dividend payment of $0.415 per share of common stock, payable on Dec 1, 2017, to all stockholders of record as of Nov 10, 2017.

PRESS RELEASE	3	www.amwater.com

2017 Earnings Guidance
American Water has narrowed its 2017 earnings guidance to a GAAP range of $3.05 - $3.11 per diluted share and a adjusted (non-GAAP) range of $3.00 - $3.06 per diluted share. The adjusted range excludes a $0.07 per diluted share benefit from the insurance settlement related to the Freedom Industries chemical spill and a $0.02 per diluted share charge from early extinguishment of debt at the parent company. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).
Non-GAAP Financial Measures
This press release includes presentations of adjusted net income, as well as adjusted earnings per diluted share both as historical financial information and as earnings guidance (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Adjusted net income and Adjusted EPS is defined as GAAP diluted net income and earnings per diluted common share, respectively, excluding (1) the impact in the third quarter of 2017 of the insurance settlement related to the Freedom Industries chemical spill, (2) the early extinguishment of debt at the parent company in the third quarter of 2017, and (3) the impact in the third quarter of 2016 of the binding global agreement in principle to settle claims related to the Freedom Industries chemical spill. These non-GAAP financial measures supplement the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.
Management believes that the presentation of these non-GAAP financial measures are useful to American Water’s investors because they provide an indication of its baseline performance excluding items that are not considered by management to be reflective of ongoing operating results. Although management uses these non-GAAP financial measures internally to evaluate American Water’s results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider them as indicators of performance. These items are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. The company’s definition of adjusted net income or Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, these non-GAAP financial measures may have significant limitations on their use.
Set forth in this release is a table that reconciles adjusted net income, as well as Adjusted EPS, both for historical and guidance purposes, to the most directly comparable GAAP financial measure.
This press release also includes a presentation of adjusted regulated O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain activities related to the Freedom Industries chemical spill, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company’s GAAP disclosures and should not be considered an alternative to any GAAP measure.
Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of estimated revenues and expenses related to purchased water, the impact of settlement activities related to the Freedom Industries chemical spill and the allocable portion of non-O&M support services costs. The company’s definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted regulated O&M efficiency ratio to the most directly comparable GAAP financial measure.
Third Quarter 2017 Earnings Conference Call
The third quarter 2017 earnings conference call will take place on Thursday, Nov 2, 2017, at 9 a.m. Eastern Daylight Time. Interested parties may listen to the conference call over the Internet by logging on to the Investor Relations page of the company’s website at https://amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

PRESS RELEASE	4	www.amwater.com

Following the earnings conference call, an audio archive of the call will be available through Nov 9, 2017. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10113687. The online webcast will be available at American Water’s investor relations homepage at http://ir.amwater.com through December 9, 2017. After that, the archived webcast will be available for one year at http://ir.amwater.com.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 6,800 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found by visiting amwater.com.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2017 earnings guidance, projected long-term earnings growth, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, permitting, and other decisions; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, and public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water for environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, water management solutions focused on customers in the natural gas exploration and production market; the outcome of litigation and similar government actions, including matters related to the Freedom Industries chemical spill in West Virginia, and the preliminarily approved global class action settlement related to this chemical spill; weather conditions, and events, climate change patterns, and natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its operational and information technology (“IT”) systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies or water provided to its customers; exposure or infiltration of its critical infrastructure, operational technology and IT systems, including the disclosure of sensitive or confidential information contained therein, through physical or cyber-attacks or other disruptions; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections and capitalize on growth opportunities, including its ability to, among other things, acquire and integrate water and wastewater systems into its regulated operations and enter into contracts and other agreements with, or otherwise obtain, new customers in its Market-based Businesses; cost overruns relating to improvements in or the expansion of its operations; its ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on its current or future debt that could increase its financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state income, general and other tax laws, including tax reform, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems; difficulty in obtaining, or the inability to obtain, insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence

PRESS RELEASE	5	www.amwater.com

of impairment charges related to American Water’s goodwill or other assets; civil disturbances, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new accounting standards or changes to existing standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	6	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Operating revenues	$936	$930	$2,536	$2,500
Operating expenses:
Operation and maintenance	324	432	1,010	1,131
Depreciation and amortization	128	119	378	350
General taxes	61	65	192	195
Gain on asset dispositions and purchases	(7)	(5)	(9)	(8)
Total operating expenses, net	506	611	1,571	1,668
Operating income	430	319	965	832
Other income (expense):
Interest, net	(89)	(81)	(259)	(242)
Loss on early extinguishment of debt	(6)	—	(6)	—
Other, net	5	5	11	14
Total other income (expense)	(90)	(76)	(254)	(228)
Income before income taxes	340	243	711	604
Provision for income taxes	137	95	284	237
Net income attributable to common stockholders	$203	$148	$427	$367

Basic earnings per share: (a)
Net income attributable to common stockholders	$1.14	$0.83	$2.39	$2.06
Diluted earnings per share:
Net income attributable to common stockholders	$1.13	$0.83	$2.39	$2.05
Weighted-average common shares outstanding:
Basic	178	178	178	178
Diluted	179	178	179	179
Dividends declared per common share	$0.415	$0.375	$0.830	$0.75

(a)	Amounts may not calculate due to rounding.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30, 2017	December 31, 2016
ASSETS
Property, plant and equipment	$20,946	$19,954
Accumulated depreciation	(5,265)	(4,962)
Property, plant and equipment, net	15,681	14,992
Current assets:
Cash and cash equivalents	93	75
Restricted funds	28	20
Accounts receivable, net	312	269
Unbilled revenues	234	263
Materials and supplies	42	39
Other	151	118
Total current assets	860	784
Regulatory and other long-term assets:
Regulatory assets	1,374	1,289
Goodwill	1,373	1,345
Other	73	72
Total regulatory and other long-term assets	2,820	2,706
TOTAL ASSETS	$19,361	$18,482

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30, 2017	December 31, 2016
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value, 500,000,000 shares authorized, 182,437,980 and 181,798,555 shares issued, respectively)	$2	$2
Paid-in-capital	6,423	6,388
Accumulated deficit	(573)	(873)
Accumulated other comprehensive loss	(87)	(86)
Treasury stock, at cost (4,064,010 and 3,701,867 shares, respectively)	(247)	(213)
Total common stockholders' equity	5,518	5,218
Long-term debt	6,672	5,749
Redeemable preferred stock at redemption value	9	10
Total long-term debt	6,681	5,759
Total capitalization	12,199	10,977
Current liabilities:
Short-term debt	103	849
Current portion of long-term debt	687	574
Accounts payable	144	154
Accrued liabilities	498	609
Taxes accrued	61	31
Interest accrued	103	63
Other	151	112
Total current liabilities	1,747	2,392
Regulatory and other long-term liabilities:
Advances for construction	279	300
Deferred income taxes, net	2,862	2,596
Deferred investment tax credits	23	23
Regulatory liabilities	408	403
Accrued pension expense	421	419
Accrued postretirement benefit expense	84	87
Other	74	67
Total regulatory and other long-term liabilities	4,151	3,895
Contributions in aid of construction	1,264	1,218
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$19,361	$18,482

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American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the twelve months ended September 30,
(In millions)	2017	2016
Total operation and maintenance expenses	$1,383	$1,511
Less:
Operation and maintenance expenses—Market-Based Businesses	334	391
Operation and maintenance expenses—Other	(46)	(42)
Total operation and maintenance expenses—Regulated Businesses	1,095	1,162
Less:
Regulated purchased water expenses	124	120
Allocation of non-operation and maintenance expenses	29	29
Impact of Freedom Industries settlement activities (a)	(22)	65
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$964	$948

Total operating revenues	$3,338	$3,283
Less:
Operating revenues—Market-Based Businesses	419	464
Operating revenues—Other	(23)	(17)
Total regulated operating revenues—Regulated Businesses	2,942	2,836
Less:
Regulated purchased water revenues (b)	124	120
Adjusted operating revenues—Regulated Businesses (ii)	$2,818	$2,716

Adjusted operation and maintenance efficiency ratio—Regulated Businesses (i) / (ii)	34.2%	34.9%
(a)Includes binding agreement in principle in 2016 and settlement with general liability insurance carrier in 2017.
(b)Calculation assumes purchased water revenues approximate purchased water expenses.

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American Water Works Company, Inc. and Subsidiary Companies
Narrowed Adjusted Earnings Guidance Range (A Non-GAAP, unaudited measure)

	2017
	Low End	High End
Narrowed Earnings Guidance Range (GAAP)	$3.05	$3.11
Non-GAAP Adjustments:
Impact of Freedom Industries settlement activities	(0.12)	(0.12)
Income tax impact	0.05	0.05
Net non-GAAP adjustment	(0.07)	(0.07)

Early debt extinguishment at the parent company	0.03	0.03
Income tax impact	(0.01)	(0.01)
Net non-GAAP adjustment	0.02	0.02

Income tax impacts of non-GAAP adjustments	(0.05)	(0.05)

Narrowed Adjusted Earnings Guidance Range (non-GAAP)	$3.00	$3.06
American Water Works Company, Inc. and Subsidiary Companies
Regulated Businesses Adjusted Net Income Reconciliation (A Non-GAAP, unaudited measure)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (GAAP)	$212	$152	$446	$374
Non-GAAP adjustment:
Impact of Freedom Industries settlement activities	(22)	65	(22)	65
Income tax impact	9	(26)	9	(26)
Net non-GAAP adjustment	(13)	39	(13)	39

Adjusted net income (non-GAAP)	$199	$191	$433	$413

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